Exhibit 99.1
Press Release

Investors:	Media:

Parag Bhansali	Michelle Kersch
(904) 854-8640	(904) 854-5043
Lender Processing Services, Inc. Reports Second Quarter 2011 Earnings
Adjusted EPS of 56 cents per diluted share in 2Q11
     JACKSONVILLE, Fla. — July 25, 2011 — Lender Processing Services, Inc. (NYSE:LPS), a leading provider of integrated technology and services to the mortgage and real estate industries, today reported consolidated revenues of $517.5 million for the second quarter of 2011, a decrease of 12.8% compared to the second quarter of 2010, while net earnings of $21.4 million or 25 cents per diluted share in the second quarter of 2011 compared to $80.4 million or 85 cents per diluted share in the prior year quarter.
     The company noted that, in light of current market conditions, it continues to evaluate its cost structure as well as potentially underperforming assets. As a result, the company recognized a pre-tax restructuring charge of $7.9 million during the quarter primarily relating to continued personnel reductions. Also, the company recognized a $31.8 million pre-tax asset impairment charge ($26.6 million for certain services now classified as discontinued operations and $5.2 million in continuing operations) relating to the write-down of certain investments that the company is evaluating for potential sale or wind down.
     Adjusted net earnings for the second quarter of 2011 were $48.0 million, or 56 cents per diluted share, compared to $84.0 million, or 89 cents per diluted share in the second quarter of 2010. Adjusted net earnings in the current quarter excluded the following charges: 18 cents per diluted share for asset impairment charges relating to discontinued operations, 6 cents per diluted share primarily relating to cost reduction initiatives and 4 cents per diluted share for asset impairment charges relating to continuing operations. Also, the current quarter included an adjustment for purchase price amortization of 3 cents per diluted share while the second quarter of 2010 included a similar adjustment of 4 cents per diluted share.
     “LPS continues to perform well despite very challenging conditions in the default and origination markets, as well as an ongoing difficult macro-economic environment. LPS, with its strong market presence and unique set of end-to-end solutions for the mortgage and real estate marketplace, remains well-positioned for the years ahead,” said Lee A. Kennedy, Chairman and interim CEO of LPS.
     “Our Default Services and Loan Facilitation businesses continued to be impacted by lower industry volumes, however, our Mortgage Processing business had a good quarter while our Other TD&A businesses posted strong growth from continued market share gains,” continued Lee A. Kennedy.
     Operating income of $72.2 million in the second quarter of 2011 compared to $148.4 million in the prior year period. Adjusting for the charges noted earlier, operating income was $85.4 million in the second quarter of 2011.
     Net cash provided by operating activities for the first half of 2011 was $226.9 million compared to $206.7 million for the same period last year. Adjusted free cash flow (net cash provided by operating activities minus certain non-recurring charges and additions to property, equipment and computer software) for the first half of 2011 was $183.0 million compared to $149.5 million for the first half of 2010 and was higher primarily due to contributions from changes in working capital.

Technology, Data and Analytics (TD&A)
     Revenues for the segment were $195.3 million compared to $179.8 million in the second quarter of 2010, while operating income of $58.2 million (excluding the charges noted earlier) compared to $64.8 million in the prior year quarter. Mortgage Processing revenues of $102.8 million compared to $102.4 million in the same period last year. Other TD&A revenues of $92.6 million were 19.5% above the second quarter of 2010 primarily due to strong growth in Desktop, as well as higher Data & Analytics revenues. Overall operating income for TD&A was lower compared to the second quarter of 2010 primarily due to lower income in our Other Software and Services offerings partly offset by higher contributions from Data & Analytics and Desktop.
Loan Transaction Services (LTS)
     Revenues for the segment were $323.7 million compared to $415.5 million in the second quarter of 2010, and operating income of $58.9 million (excluding the charges noted earlier) compared to $101.6 million in the prior year period. Loan Facilitation Services revenues of $113.4 million declined 19.3% compared to the second quarter of 2010 due to lower industry volumes. Default Services revenues of $210.3 million declined 23.5% compared to the same period last year as a result of continued delays in the initiation of foreclosure proceedings in the industry. This result compared favorably to RealtyTrac’s report of a 36.6% decline in Default Notices compared to the prior year quarter. This positive variance was primarily due to continued market share gains in our default title business. Overall operating income for LTS declined mainly due to lower contributions from Loan Facilitation Services and to a lesser extent from Default Services.
Corporate and Other
     Net corporate expenses were $33.9 million in the second quarter of 2011. Excluding the charges noted earlier, net corporate expenses of $31.7 million compared to $18.0 million in the second quarter of 2010 and were up primarily due to higher legal and compliance related expenses.

     The company noted that it had repurchased 2.0 million shares for $53.0 million and $5.0 million of its public bonds in the second quarter. Following these purchases, $95.1 million remains available under the current authorization.
Outlook
     “While difficult market conditions persist in some of our businesses and the broader economy remains very sluggish, LPS with its strong market presence remains well-positioned,” said Lee A. Kennedy. “Given the current environment, we expect third quarter 2011 adjusted earnings to be in the range of 53-55 cents per diluted share.”
Use of Non-GAAP Financial Information
     U.S. Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, LPS reports several non-GAAP measures, including “EBIT, as adjusted” (GAAP operating income adjusted for the impact of certain non-recurring adjustments, if applicable), “adjusted net earnings” (GAAP net earnings adjusted for the impact of certain non-recurring adjustments, if applicable, plus the after-tax purchase price amortization of intangible assets added through acquisitions), “adjusted net earnings per diluted share” (adjusted net earnings divided by diluted weighted average shares), and “adjusted free cash flow” (net cash provided by operating activities less additions to property, equipment and computer software, as well as non-recurring adjustments, if applicable). LPS provides these measures because it believes that they are helpful to investors in comparing year-over-year performance in light of certain non-recurring charges, and to better understand our financial performance, competitive position and future prospects. Non-GAAP measures should be considered in conjunction with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to this release.
Conference Call and Webcast
     LPS will host a conference call to discuss these results on Tuesday, July 26, 2011, at 8:00 a.m. ET. Interested parties are invited to listen to the live webcast by logging on to the Investor Relations section of the company’s website at www.lpsvcs.com. Supplemental materials will be available on the website. Those wishing to participate via the conference call may do so by calling 866-823-5035. A replay of the webcast will be available on the website shortly after the call where it will be archived for one month. A replay of the conference call will be available through August 2, 2011 by dialing 888-203-1112 (access code: 3547305).
     To access a printer friendly version of this release and accompanying exhibits, go to http://www.lpsvcs.com/investor.
About Lender Processing Services
     Lender Processing Services, Inc. (LPS) is a leading provider of integrated technology, services and loan performance data and analytics to the mortgage, consumer lending, capital markets and real estate industries. LPS offers solutions that span the mortgage continuum, including lead generation, origination, servicing, workflow automation, portfolio retention and default, augmented by the company’s award-winning customer support and professional services. Almost half of all U.S. mortgages are serviced using LPS’ Mortgage Servicing Package (MSP). For more information about LPS, visit www.lpsvcs.com.
Forward-Looking Statements
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: our ability to adapt our services to changes in technology or the marketplace; the impact of adverse changes in the level of real estate activity (including among others, loan originations and foreclosures) on demand for certain of our services; our ability to maintain and grow our relationships with our customers; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; the level of scrutiny being placed on participants in the foreclosure process; risks associated with federal and state inquiries and examinations currently underway or that may be commenced in the future with respect to our default management operations, and with civil litigation related to these matters; changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; changes in general economic, business and political conditions, including changes in the financial markets; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with protecting information security and privacy; and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K, the Company’s subsequent reports on Form 10-Q and other filings with the Securities and Exchange Commission.
###

Exhibit A
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Earnings
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
	(In thousands, except per share data)
Processing and services revenues	$517,495	$593,697	$1,072,282	$1,179,535
Cost of revenues	370,402	386,511	738,935	777,498

Gross profit	147,093	207,186	333,347	402,037
Selling, general and administrative expenses	74,861	58,743	156,149	118,479

Operating income	72,232	148,443	177,198	283,558
Other income (expense):
Interest income	388	300	718	923
Interest expense	(13,715)	(18,671)	(27,811)	(37,567)
Other expense, net	(70)	119	(56)	123

Total other income (expense)	(13,397)	(18,252)	(27,149)	(36,521)

Earnings from continuing operations before income taxes	58,835	130,191	150,049	247,037
Provision for income taxes	21,607	49,797	56,269	94,490

Earnings from continuing operations	37,228	80,394	93,780	152,547
Discontinued operations, net of tax	(15,863)	19	(16,486)	382

Net earnings	$21,365	$80,413	$77,294	$152,929

Net earnings per share — diluted from continuing operations	$0.43	$0.85	$1.08	$1.60
Net earnings per share — diluted from discontinued operations	(0.18)	—	(0.19)	—

Net earnings per share — diluted	$0.25	$0.85	$0.89	$1.60

Weighted average shares outstanding — diluted	85,812	94,910	86,968	95,660

Exhibit B
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
	2011	2010
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$22,008	$52,287
Trade receivables, net of allowance for doubtful accounts	366,514	419,647
Other receivables	3,100	4,910
Prepaid expenses and other current assets	35,885	38,328
Deferred income taxes	45,073	44,102

Total current assets	472,580	559,274

Property and equipment, net of accumulated depreciation	124,016	123,897
Computer software, net of accumulated amortization	220,081	217,573
Other intangible assets, net of accumulated amortization	49,011	58,269
Goodwill	1,150,631	1,159,539
Other non-current assets	152,878	133,291

Total assets	$2,169,197	$2,251,843

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$145,157	$145,154
Trade accounts payable	44,414	51,610
Accrued salaries and benefits	50,572	55,230
Recording and transfer tax liabilities	12,926	10,879
Other accrued liabilities	149,569	145,203
Deferred revenues	54,155	57,651

Total current liabilities	456,793	465,727

Deferred revenues	34,364	36,893
Deferred income taxes, net	102,790	96,732
Long-term debt, net of current portion	1,086,668	1,104,247
Other non-current liabilities	23,551	22,030

Total liabilities	1,704,166	1,725,629

Stockholders’ equity:
Preferred stock $0.0001 par value; 50 million shares authorized, none issued at June 30, 2011 or December 31, 2010, respectively	—	—
Common stock $0.0001 par value; 500 million shares authorized, 97.4 million shares issued at June 30, 2011 and December 31, 2010, respectively	10	10
Additional paid-in capital	230,135	216,896
Retained earnings	656,018	596,168
Accumulated other comprehensive loss	(733)	(283)
Treasury stock $0.0001 par value; 13.1 million and 8.6 million shares at June 30, 2011 and December 31, 2010, respectively	(420,399)	(286,577)

Total stockholders’ equity	465,031	526,214

Total liabilities and stockholders’ equity	$2,169,197	$2,251,843

Exhibit C
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30,
	2011	2010
	(In thousands)
Cash flows from operating activities:
Net earnings	$77,294	$152,929
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	49,435	47,294
Amortization of debt issuance costs	2,317	2,317
Asset impairment charges	31,855	—
Deferred income taxes, net	3,553	9,023
Stock-based compensation cost	18,866	13,837
Income tax benefit from exercise of stock options	213	162
Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	53,412	17,512
Other receivables	1,811	(162)
Prepaid expenses and other assets	(4,023)	(13,699)
Deferred revenues	(7,098)	(15,031)
Accounts payable, accrued liabilities and other liabilities	(748)	(7,513)

Net cash provided by operating activities	226,887	206,669

Cash flows from investing activities:
Additions to property and equipment	(19,261)	(23,371)
Additions to capitalized software	(33,967)	(33,795)
Purchases of investments, net of proceeds from sales	(9,390)	—
Acquisition of title plants and property records data	(10,352)	—
Acquisitions, net of cash acquired	(9,802)	—

Net cash used in investing activities	(82,772)	(57,166)

Cash flows from financing activities:
Borrowings	60,000	—
Debt service payments	(72,576)	(2,550)
Exercise of stock options and restricted stock vesting	(2,358)	10,906
Tax benefit associated with equity compensation	(213)	(162)
Dividends paid	(17,444)	(18,956)
Treasury stock repurchases	(136,878)	(97,698)
Bond repurchases	(4,925)	—
Payment of contingent consideration related to acquisitions	—	(2,978)

Net cash used in financing activities	(174,394)	(111,438)
Net (decrease) increase in cash and cash equivalents	(30,279)	38,065
Cash and cash equivalents, beginning of period	52,287	70,528

Cash and cash equivalents, end of period	$22,008	$108,593

Supplemental disclosures of cash flow information:
Cash paid for interest	$26,789	$36,558

Cash paid for taxes	$35,153	$71,332

Exhibit D
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION — UNAUDITED
(In thousands)

	Six months ended June 30,		Quarter ended						Year ended
	2011	2010	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2010
1. Revenues — Continuing Operations

Technology, Data and Analytics (TD&A):
Mortgage Processing	$205,100	$199,990	$102,766	$102,334	$100,341	$102,362	$102,356	$97,634	$402,693
Other TD&A	188,051	152,740	92,552	95,499	97,859	89,804	77,468	75,272	340,403

Total	393,151	352,730	195,318	197,833	198,200	192,166	179,824	172,906	743,096

Loan Transaction Services:
Loan Facilitation Services	250,655	287,085	113,352	137,303	188,332	165,490	140,471	146,614	640,907
Default Services	431,459	543,717	210,338	221,121	251,327	265,572	275,046	268,671	1,060,616

Total	682,114	830,802	323,690	358,424	439,659	431,062	415,517	415,285	1,701,523

Corporate and Other	(2,983)	(3,997)	(1,513)	(1,470)	(1,893)	(1,939)	(1,644)	(2,353)	(7,829)

Total Revenue	$1,072,282	$1,179,535	$517,495	$554,787	$635,966	$621,289	$593,697	$585,838	$2,436,790

Revenue Growth from Prior Year Period

Technology, Data and Analytics:
Mortgage Processing	2.6%	10.7%	0.4%	4.8%	-3.7%	-0.6%	14.3%	7.1%	3.8%
Other TD&A	23.1%	5.2%	19.5%	26.9%	23.7%	16.9%	-1.6%	13.4%	13.1%

Total	11.5%	8.3%	8.6%	14.4%	8.1%	6.9%	6.8%	9.8%	7.9%

Loan Transaction Services:
Loan Facilitation Services	-12.7%	7.2%	-19.3%	-6.4%	31.8%	21.1%	-5.4%	23.0%	17.1%
Default Services	-20.6%	-2.0%	-23.5%	-17.7%	-9.8%	-12.6%	-8.2%	5.2%	-6.7%

Total	-17.9%	1.0%	-22.1%	-13.7%	4.3%	-2.1%	-7.3%	10.9%	1.0%

Corporate and Other	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m

Total Revenue	-9.1%	3.7%	-12.8%	-5.3%	5.6%	1.4%	-2.6%	11.1%	3.6%

2. Depreciation and Amortization

Depreciation and Amortization	$36,222	$30,183	$18,360	$17,862	$18,290	$16,843	$15,466	$14,717	$65,316
Purchase Price Amortization	8,904	12,090	4,049	4,855	5,510	5,454	5,628	6,462	23,054
Other Amortization	3,405	3,919	1,717	1,688	1,690	1,668	1,976	1,943	7,277

Total continuing operations	48,531	46,192	24,126	24,405	25,490	23,965	23,070	23,122	95,647
Depreciation and Amortization — Discontinued Operations	904	1,102	441	463	1,457	555	570	532	3,114

Total Depreciation and Amortization	$49,435	$47,294	$24,567	$24,868	$26,947	$24,520	$23,640	$23,654	$98,761

3. Stock Compensation Expense (1)

Stock Compensation Expense, Excluding Acceleration Charges	$14,997	$13,837	$8,238	$6,759	$8,228	$8,215	$7,280	$6,557	$30,280
Stock Acceleration Expense	3,869	—	—	3,869	1,797	—	—	—	1,797

Total Stock Compensation Expense	$18,866	$13,837	$8,238	$10,628	$10,025	$8,215	$7,280	$6,557	$32,077

4. Discontinued Operations (2)

Revenue	$3,012	$11,940	$1,601	$1,411	$2,854	$4,751	$5,384	$6,556	$19,545
Cost of Sales	3,961	9,371	1,884	2,077	5,191	4,122	4,336	5,035	18,684
Selling, General and Administrative Expenses	391	2,056	52	339	403	438	1,072	984	2,897
Asset Impairment Charge (3)	26,647	—	26,647	—	—	—	—	—	—

Operating (Loss) Income	(27,987)	513	(26,982)	(1,005)	(2,740)	191	(24)	537	(2,036)
Total Other Income (Expense)	—	107	—	—	37	56	56	51	200

Earnings (Loss) Before Income Taxes	(27,987)	620	(26,982)	(1,005)	(2,703)	247	32	588	(1,836)
Provision (Benefit) for Income Taxes	(11,501)	238	(11,119)	(382)	(1,029)	95	13	225	(696)

Net Earnings (Loss)	$(16,486)	$382	$(15,863)	$(623)	$(1,674)	$152	$19	$363	$(1,140)

Discontinued Operations — Reconciliation

Net Earnings (Loss), as reported	$(16,486)	$382	$(15,863)	$(623)	$(1,674)	$152	$19	$363	$(1,140)
Adjustment:
Asset Impairment Charge, net of tax (3)	15,707	—	15,707	—	—	—	—	—	—

Net Earnings, as adjusted	(779)	382	(156)	(623)	(1,674)	152	19	363	(1,140)
Purchase Price Amortization, net of tax	234	316	117	118	602	158	158	158	1,076

Adjusted Net Earnings	$(545)	$698	$(39)	$(505)	$(1,072)	$310	$177	$521	$(64)

Adjusted Net Earnings (Loss) Per Diluted Share	$(0.01)	$0.01	$—	$(0.01)	$(0.01)	$—	$—	$0.01	$—

Diluted Weighted Average Shares	86,968	95,660	85,812	88,134	90,296	92,682	94,910	96,416	93,559

(1)	As the Company does not allocate stock compensation expense to the individual business units, there is no related expense associated with the discontinued operations.

(2)	The business units included in discontinued operations have historically been reported as a component of Other TD&A in the Technology, Data and Analytics reporting segment.

(3)	Reflects asset impairment charges totaling $26.6 million ($15.7 million net of tax) relating to the write-down of net assets in certain businesses that have been reclassified as discontinued operations.

Exhibit E
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

	Six months ended June 30,		Quarter ended						Year ended
	2011	2010	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2010
1. EBIT — Continuing Operations
Consolidated
Revenue	$1,072,282	$1,179,535	$517,495	$554,787	$635,966	$621,289	$593,697	$585,838	$2,436,790
Cost of Sales	738,935	777,498	370,402	368,533	432,772	413,121	386,511	390,987	1,623,391
Selling, General and Administrative Expenses	156,149	118,479	74,861	81,288	71,896	64,078	58,743	59,736	254,453

Operating Income	177,198	283,558	72,232	104,966	131,298	144,090	148,443	135,115	558,946
Adjustments:
Cash Related Restructuring Costs	23,446	—	7,943	15,503	2,472	—	—	—	2,472
Stock Related Restructuring Costs	3,869	—	—	3,869	1,797	—	—	—	1,797
Asset Impairment Charges	5,208	—	5,208	—	—	—	—	—	—
Out-of-period Adjustment	—	—	—	—	9,800	—	—	—	9,800

EBIT, as adjusted	$209,721	$283,558	$85,383	$124,338	$145,367	$144,090	$148,443	$135,115	$573,015

EBIT Margin, as adjusted	19.6%	24.0%	16.5%	22.4%	22.9%	23.2%	25.0%	23.1%	23.5%

Depreciation and Amortization	$48,531	$46,192	$24,126	$24,405	$25,490	$23,965	$23,070	$23,122	$95,647

Technology, Data and Analytics
Revenue	$393,151	$352,730	$195,318	$197,833	$198,200	$192,166	$179,824	$172,906	$743,096
Cost of Sales	245,278	196,741	125,695	119,583	115,414	104,299	95,981	100,760	416,454
Selling, General and Administrative Expenses	42,295	37,821	20,735	21,560	19,647	20,670	18,994	18,827	78,138

Operating Income	105,578	118,168	48,888	56,690	63,139	67,197	64,849	53,319	248,504
Adjustments:
Cash Related Restructuring Costs (2)	6,925	—	4,641	2,284	—	—	—	—	—
Asset Impairment Charges (4)	4,646	—	4,646	—	—	—	—	—	—

EBIT, as adjusted	$117,149	$118,168	$58,175	$58,974	$63,139	$67,197	$64,849	$53,319	$248,504

EBIT Margin, as adjusted	29.8%	33.5%	29.8%	29.8%	31.9%	35.0%	36.1%	30.8%	33.4%

Depreciation and Amortization	$35,375	$31,483	$17,488	$17,887	$17,448	$15,977	$15,477	$16,006	$64,908

Loan Transaction Services
Revenue	$682,114	$830,802	$323,690	$358,424	$439,659	$431,062	$415,517	$415,285	$1,701,523
Cost of Sales	496,558	584,716	246,193	250,365	317,285	310,780	292,107	292,609	1,212,781
Selling, General and Administrative Expenses	42,749	45,655	20,208	22,541	26,440	23,561	21,798	23,857	95,656

Operating Income	142,807	200,431	57,289	85,518	95,934	96,721	101,612	98,819	393,086
Adjustments:
Cash Related Restructuring Costs (2)	4,027	—	1,074	2,953	—	—	—	—	—
Asset Impairment Charges (4)	562	—	562	—	—	—	—	—	—
Out-of-period Adjustment (3)	—	—	—	—	9,800	—	—	—	9,800

EBIT, as adjusted	$147,396	$200,431	$58,925	$88,471	$105,734	$96,721	$101,612	$98,819	$402,886

EBIT Margin, as adjusted	21.6%	24.1%	18.2%	24.7%	24.0%	22.4%	24.5%	23.8%	23.7%

Depreciation and Amortization	$9,525	$10,935	$4,822	$4,703	$6,226	$6,152	$5,749	$5,186	$23,313

Corporate and Other
Revenue	$(2,983)	$(3,997)	$(1,513)	$(1,470)	$(1,893)	$(1,939)	$(1,644)	$(2,353)	$(7,829)
Cost of Sales	(2,901)	(3,959)	(1,486)	(1,415)	73	(1,958)	(1,577)	(2,382)	(5,844)
Selling, General and Administrative Expenses	71,105	35,003	33,918	37,187	25,809	19,847	17,951	17,052	80,659

Operating Income	(71,187)	(35,041)	(33,945)	(37,242)	(27,775)	(19,828)	(18,018)	(17,023)	(82,644)
Adjustments:
Cash Related Restructuring Costs (2)(3)	12,494	—	2,228	10,266	2,472	—	—	—	2,472
Stock Related Restructuring Costs (2)(3)	3,869	—	—	3,869	1,797	—	—	—	1,797

EBIT, as adjusted	$(54,824)	$(35,041)	$(31,717)	$(23,107)	$(23,506)	$(19,828)	$(18,018)	$(17,023)	$(78,375)

Depreciation and Amortization	$3,631	$3,774	$1,816	$1,815	$1,816	$1,836	$1,844	$1,930	$7,426

2. Net Earnings — Reconciliation
Net Earnings	$77,294	152,929	$21,365	$55,929	$70,724	$78,691	$80,413	$72,516	$302,344
Adjustments:
Cash Related Restructuring Costs, net of tax	14,601	—	4,989	9,612	1,533	—	—	—	1,533
Stock Related Restructuring Costs, net of tax	2,399	—	—	2,399	1,114	—	—	—	1,114
Asset Impairment Charges — continuing operations, net of tax	3,267	—	3,267	—	—	—	—	—	—
Asset Impairment Charges — discontinued operations, net of tax	15,707	—	15,707	—	—	—	—	—	—
Out-of-period Adjustment, net of tax	—	—	—	—	6,076	—	—	—	6,076

Net Earnings, as adjusted	113,268	152,929	45,328	67,940	79,447	78,691	80,413	72,516	311,067
Purchase Price Amortization, net of tax (1)	5,802	7,781	2,674	3,128	4,059	3,526	3,633	4,148	15,366

Adjusted Net Earnings	$119,070	$160,710	$48,002	$71,068	$83,506	$82,217	$84,046	$76,664	$326,433

Adjusted Net Earnings Per Diluted Share (2)	$1.37	$1.69	$0.56	$0.81	$0.92	$0.89	$0.89	$0.80	$3.50

Diluted Weighted Average Shares	86,968	95,660	85,812	88,134	90,296	92,682	94,910	96,416	93,559

3. Cashflow — Reconciliation
Cash Flows from Operating Activities:
Net Earnings	$77,294	$152,929	$21,365	$55,929	$70,724	$78,691	$80,413	$72,516	$302,344
Adjustments:
Cash Related Restructuring Costs, net of tax	9,372	—	5,220	4,152	1,533	—	—	—	1,533

Net Earnings, as adjusted	86,666	152,929	26,585	60,081	72,257	78,691	80,413	72,516	303,877
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments	106,239	72,633	61,260	44,979	51,625	41,548	34,591	38,042	165,806
Working capital adjustments	43,354	(18,893)	23,822	19,532	34,628	(35,191)	(17,375)	(1,518)	(19,456)

Net cash provided by operating activities	236,259	206,669	111,667	124,592	158,510	85,048	97,629	109,040	450,227

Capital expenditures included in investing activities	(53,228)	(57,166)	(29,907)	(23,321)	(24,150)	(26,940)	(29,122)	(28,044)	(108,256)

Adjusted Net Free Cash Flow	$183,031	$149,503	$81,760	$101,271	$134,360	$58,108	$68,507	$80,996	$341,971

Notes:

(1)	Purchase price amortization, net of tax represents the periodic amortization of intangible assets acquired through business acquisitions primarily relating to customer lists, trademarks and non-compete agreements.

(2)	During the three months ended March 31, 2011, we recorded a restructuring charge totaling totaling $19.4 million related to the departure of our former co-chief operating officer ($6.1 million of compensation and $3.6 million of stock acceleration), and other cost reduction initiatives ($9.7 million). Additionally, during the three months ended June 30, 2011, we recorded a restructuring charge totaling $7.9 million primarily related to an employee reduction program.

(3)	During the three months ended December 31, 2010, we recorded an immaterial error correction within cost of revenues totaling $9.8 million related to fiscal years 2007 and 2008. Additionally, we recorded a $4.3 million charge ($2.5 million of compensation and $1.8 million of stock acceleration) related to the departure of our former chief financial officer.

(4)	During the three months ended June 30, 2011, we recorded an asset impairment charge totaling $31.9 million ($5.2 million in continuing operations and $26.6 million in discontinued operations) relating to the write-down of net assets in certain underperforming operations that management has decided to dispose of or wind-down.